UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2016

Minerva Neurosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36517	26-0784194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 Trapelo Road Suite 284 Waltham, MA	02451
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (617) 600-7373

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 14, 2016, the compensation committee (the “Committee”) of the board of directors of Minerva Neurosciences, Inc. (the “Company”) approved grants of restricted stock units (“RSUs”) to its named executive officers as well as certain other executive officers and employees. With respect to the named executive officers, each received an award of RSUs that relate to an equal number of shares of the Company’s Common Stock , $0.0001 par value per share, pursuant to the Company’s Amended and Restated 2013 Equity Incentive Plan (the “Plan”) as follows (the “NEO Awards”):

Named Executive Officer	RSUs
Remy Luthringer	75,000
Geoffrey Race	50,000
Frederick Ahlholm	20,000

The NEO Awards will vest in four equal annual installments measured from December 14, 2016 such that the NEO Awards will be fully vested on December 14, 2020 subject to the recipient’s continuous service with the Company through each such date. In addition, the RSUs may be eligible for accelerated vesting if and to the extent provided in the recipient’s employment agreement with the Company.

The RSUs awarded by the Committee will be governed by the terms of the Plan and a form Restricted Stock Unit Agreement (“RSU Agreement”) in the form filed as Exhibit 10.01 of this Current Report on Form 8-K. The form RSU Agreement is intended to serve as the standard form agreement for RSUs issued to the Company’s eligible service providers under the Plan.

The description of the RSU Agreement in this report is qualified in its entirety by reference to the full text of the form of RSU Agreement, which is filed as Exhibit 10.01 of this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.01	Form of Restricted Stock Unit Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINERVA NEUROSCIENCES, INC.

By:	/s/ Mark S. Levine

Name:	Mark S. Levine
Title:	Senior Vice President, General Counsel and Secretary

Date:	December 16, 2016

INDEX OF EXHIBITS

Exhibit No.	Description
10.01	Form of Restricted Stock Unit Agreement